Exhibit 10.2

Restricted Stock Units Deferral Election Form

MARKEL CORPORATION OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNITS DEFERRAL ELECTION INSTRUCTIONS

You have been granted Restricted Stock Units under a Restricted Stock Unit Award Agreement dated May 10, 2010 (the “Award”). Unless otherwise defined herein or in the attached Deferral Election Form, capitalized terms have the meanings given them in the Award.

You have the choice to defer receipt of a portion of the Balance Shares you would otherwise receive after May 10, 2015. (This option is not available with respect to shares you may receive on the Initial Vesting Date.)

Balance Shares are normally payable in three installments after your separation from service with Markel; however, under Section 2(b) of the Award, it is possible for some Balance Shares to vest and be paid earlier if designated Fair Market Value Thresholds are reached. These shares are referred to herein as “Accelerated Shares.”

You may elect to defer receipt of Accelerated Shares until a specific date or until you reach a specific age. This election will only be effective if a Fair Market Value Threshold is reached and Accelerated Shares would otherwise be payable before the date you elect. You may not elect to defer receipt beyond your separation from service with Markel.

There may be advantages and disadvantages to making a deferral election, depending on your individual situation and future events, including future tax rates. You should consider your particular tax and financial situation before making a deferral election. We encourage you to consult your tax or financial planning advisor in making a decision.

Payment of Units is made in Markel common stock. You are taxable at ordinary income rates on the value of the Markel common stock at the time of payment. You can sell the shares at that time, subject to any securities law restrictions, or have Markel withhold an appropriate number of shares to satisfy your tax obligation.

For a Deferral Election to be effective you must complete and return the attached form by July 30, 2010.

MARKEL CORPORATION OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNITS

DEFERRAL ELECTION FORM

For Deferral of May 10, 2010 Award

Name:

INITIAL DEFERRAL ELECTION

Complete the information below if you wish to defer payment of Balance Shares beyond the Quarterly Payment Date otherwise provided in the Restricted Stock Unit Award Agreement dated May 10, 2010 (the Award). For purposes of this Deferral Election, an Accelerated Share is a Balance Share that would otherwise be payable at any Quarterly Payment Date as provided in the Award.

NOTE: THIS INITIAL DEFERRAL ELECTION MUST BE COMPLETED AND RECEIVED BY THE COMPENSATION COMMITTEE NO LATER THAN JULY 30, 2010.

[ ]	I hereby elect to defer payment of any Accelerated Shares payable under the Award. I wish to receive payment of any Accelerated Shares deferred hereunder at the following time(s) [complete one section below. [If the total of all percentages you enter does not equal 100%, the remaining Accelerated Shares will be paid at the applicable Quarterly Payment Date.]

[ ]	I elect to receive payment of the percentage(s) stated below of all Accelerated Shares at the earlier of (1) my Separation Issue Date under the Award or (2) the first of the month after I reach the following age(s):

Percentage	Age

[ ]	I elect to receive payment of the percentage(s) stated below of all Accelerated Shares at the earlier of (1) my Separation Issue Date under the Award or (2) the following calendar date(s):

Percentage	Date

I acknowledge that my deferrals will be subject to all requirements of Section 409A of the Internal Revenue Code and provisions of the Plan as amended to comply with Section 409A. I also acknowledge that payment of any Shares otherwise payable upon my termination of employment with Markel Corporation may be required to be delayed for an additional six months.

I understand that this election is irrevocable. I also understand that I am making the elections contained herein in accordance with the terms of the Plan and that the terms of the Plan will be used to resolve any ambiguity or inconsistency that should arise in connection with the making of these elections.

[Participant’s Signature]	[Date]